UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CIM REAL ESTATE FINANCE TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CIM REAL ESTATE FINANCE TRUST, INC.
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
April 29, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of CIM Real Estate Finance Trust, Inc., a Maryland corporation (the “Company,” “we,” or “our”), to be held on Thursday, July 17, 2025, at 10:30 A.M. (Pacific time). The meeting will be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/CMFT2025. For procedures for attending the virtual annual meeting, please refer to the section entitled “Proxy Statement Questions and Answers” beginning on page 1 of the accompanying proxy statement.
The matters expected to be acted upon at the meeting are described in the accompanying Notice of 2025 Annual Meeting of Stockholders and proxy statement, and include (i) the election of five directors; (ii) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers; (iii) the consideration and recommendation, on a non-binding advisory basis, of the frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be held; (iv) the ratification of the appointment of our independent registered public accounting firm; and (v) the transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof. Details concerning these matters are described in the accompanying proxy statement.
On or about April 30, 2025, we will commence mailing our Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”), and, for stockholders receiving or requesting a paper copy, our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024. Our proxy materials, including our Annual Report on Form 10-K for the year ended December 31, 2024, are posted at www.proxyvote.com.
It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING VIA LIVE WEBCAST, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, IF APPLICABLE, OR AUTHORIZE YOUR PROXY BY USING THE TELEPHONE BY DIALING 1-833-218-4562 FOR A LIVE AGENT OR 1-800-690-6903 FOR TOUCH TONE TELEPHONE VOTING, OR THE INTERNET AT WWW.PROXYVOTE.COM, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE AND ACCESS CARD OR THE PROXY CARD, AS APPLICABLE. Authorizing a proxy to vote your shares does not deprive you of your right to attend the meeting via live webcast and to vote your shares by attending the live webcast of the meeting.
We look forward to seeing you at the meeting.

Sincerely,

Richard S. Ressler
Chairman of the Board, President and Chief Executive Officer

CIM REAL ESTATE FINANCE TRUST, INC.
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2025

To CIM Real Estate Finance Trust, Inc. Stockholders:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders of CIM Real Estate Finance Trust, Inc., a Maryland corporation (the “Company,” “we,” “our,” or “us”), will be held on Thursday, July 17, 2025, at 10:30 A.M. (Pacific time). The meeting will be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/CMFT2025. For procedures for attending the virtual annual meeting, please refer to the section entitled “Proxy Statement Questions and Answers” beginning on page 1 of the accompanying proxy statement. The purpose of the meeting is to consider and vote upon:
1.The election of five directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
2.The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers;
3.The recommendation, on a non-binding advisory basis, of the frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be held;
4.The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.The transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.
The proposals and other related matters are more fully described in the accompanying proxy statement.
Only stockholders of record at the close of business on April 24, 2025 are entitled to receive notice of and to vote at the meeting. We reserve the right, in our sole discretion, to postpone or adjourn the 2025 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting, if necessary.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 17, 2025.
THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.proxyvote.com.
All stockholders are cordially invited to attend the annual meeting via live webcast. Whether or not you expect to attend, we urge you to read the proxy statement and either (a) complete, sign and date the enclosed proxy card and return it promptly in the envelope provided, if applicable, or (b) authorize your proxy by telephone by dialing 1-833-218-4562 for a live agent or 1-800-690-6903 for touch tone telephone voting, or over the Internet at www.proxyvote.com. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) or proxy card, as applicable. Your prompt response will help avoid potential delays and may save the Company significant additional expense associated with soliciting stockholder votes.

By Order of the Board of Directors

Laura Eichelsderfer
Secretary
Phoenix, Arizona
April 29, 2025

PLEASE VOTE — YOUR VOTE IS IMPORTANT

CIM REAL ESTATE FINANCE TRUST, INC.
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
PROXY STATEMENT
QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at the 2025 Annual Meeting of Stockholders of CIM Real Estate Finance Trust, Inc., a Maryland corporation (the “Company,” “we,” “our,” or “us”). To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q: Why am I receiving proxy solicitation materials?
A: Our board of directors is soliciting your proxy to vote your shares of the Company’s common stock at the 2025 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. On or about April 30, 2025, we commenced mailing our Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”), and, for stockholders receiving or requesting a paper copy, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024. Our proxy materials, including our Annual Report, are posted at www.proxyvote.com.
SEC rules permit us to furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, certain stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card for those stockholders provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs those stockholders as to how to authorize via the Internet or telephone their proxy to vote their shares according to their voting instructions. If stockholders who receive a Notice and Access Card would like to receive a paper or email copy of our proxy materials, they should follow the instructions for requesting such materials described in the Notice and Access Card.
Q: What is a proxy and how will the proxies vote my shares?
A: A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, if applicable, or authorize your proxy by telephone or over the Internet, you are giving your permission to either our chief financial officer and treasurer or our secretary to vote your shares of common stock at the annual meeting as you instruct. If you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions, the proxies will vote in accordance with the recommendation of the board of directors. The board of directors unanimously recommends that you vote:
•“FOR” all of the director nominees,
•“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers;
•“FOR” “One Year” as the frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be held, and
•“FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
With respect to any other proposals to be properly presented at the meeting for voting, your shares will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of one or both of the proxies. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card, as applicable, or authorize your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card, as applicable, to us or authorize your proxy by telephone or over the Internet as soon as possible, whether or not you plan on attending the meeting via live webcast.
If you authorize your proxy by telephone or over the Internet, please do not return a proxy card unless you are doing so for the purpose of changing your previously submitted instructions.

Q: How can I attend the meeting?
A: The annual meeting will be a completely virtual meeting conducted exclusively via live webcast and not at a physical location. The virtual annual meeting will be held on Thursday, July 17, 2025, at 10:30 A.M. (Pacific time). You can attend the virtual annual meeting live via the Internet at www.virtualshareholdermeeting.com/CMFT2025. You will need your 16-digit control number that is included in your proxy card or the notice and instructions to access your proxy materials in order to enter the annual meeting and to vote during the annual meeting. Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CMFT2025 on the day of the annual meeting.
Q: How many shares of common stock can vote?
A: As of the close of business on the record date of April 24, 2025, there were 437,359,550 shares of our common stock issued and outstanding. Every stockholder of record as of the close of business on April 24, 2025 is entitled to one vote for each share of common stock held by such stockholder at that date and time. Fractional shares will have corresponding fractional votes.
Q: What is a “quorum”?
A: A “quorum” consists of the presence in person or by proxy of stockholders holding at least a majority of the outstanding shares entitled to vote. There must be a quorum present in order for business to be transacted at the annual meeting. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum.
Q: What may I vote on?
A: You may vote on (i) the election of nominees to serve on our board of directors; (ii) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers; (iii) the consideration and recommendation, on a non-binding advisory basis, of the frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be held; (iv) the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and (v) any other proposal properly presented for a vote at the annual meeting.
Q: How does the board of directors recommend I vote on the proposals?
A: The board of directors recommends a vote “FOR” all of the nominees for election as director who are named as such in this proxy statement, “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, “FOR” “One Year” as the frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be held, and “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Q: Who is entitled to vote?
A: Anyone who owned our common stock at the close of business on April 24, 2025, the record date, is entitled to vote at the annual meeting.
Q: How do I vote?
A: You may vote your shares of common stock either by attending the live webcast of the annual meeting or by proxy. You may authorize a proxy to vote your shares in any of the following ways:
•Authorizing a Proxy by Mail – If you received a paper copy of the proxy materials, you may authorize a proxy by completing the accompanying proxy card, if applicable, and mailing it in the accompanying self-addressed, postage-paid return envelope. Completed proxy cards must be received prior to the Annual Meeting on Thursday, July 17, 2025.
•Authorizing a Proxy by Telephone – You may authorize a proxy by telephone by dialing 1-833-218-4562 for a live agent or 1-800-690-6903 for touch tone telephone voting until 11:59 p.m. Eastern time on Wednesday, July 16, 2025.
•Authorizing a Proxy by Internet – You may authorize a proxy electronically using the Internet at www.proxyvote.com until 11:59 p.m. Eastern time on Wednesday, July 16, 2025.

If you attend the virtual annual meeting, you also may vote during the live webcast, and any previous proxies that you authorized will be superseded by the vote that you cast at the annual meeting. You may attend the live webcast of the annual meeting without revoking any previously authorized proxy.
Q: What vote is required to approve each proposal?
A:     The affirmative vote of a plurality of all the votes cast at the annual meeting at which a quorum is present is required for the election of each director nominee. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome for this proposal. As an advisory vote, this proposal is not binding upon us. Our board of directors and compensation committee will consider the outcome of the vote when making future compensation decisions.
The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for selection of the chosen frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be held (meaning the number of shares voted for the preferred frequency under this proposal must exceed the number of shares voted for the other choices under this proposal). However, if none of the frequency alternatives (“One Year,” “Two Years” or “Three Years”) receive a majority of the votes cast, we will consider the frequency with the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome for this proposal. The results of this proposal will not be binding and we may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote more or less frequently than the option approved.
The affirmative vote of a majority of all the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will have no effect on the outcome of this proposal and, as this proposal is considered a “routine” matter under the rules of the New York Stock Exchange, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
Q: Will my vote make a difference?
A: Yes. Your vote is very important to ensure that the proposals can be acted upon. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present via live webcast or by proxy at the annual meeting to constitute a quorum. YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.
Q: What if I submit a proxy and then change my mind?
A: If you are a stockholder of record as of the close of business on April 24, 2025, you have the right to revoke your proxy at any time before the vote by:
1.notifying our Secretary, or any other corporate officer of the Company, in writing at our offices located at 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016;
2.attending and voting at the live webcast of the annual meeting; or
3.returning another property executed proxy after your first proxy, which is received before the annual meeting. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.
If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

Q: Who pays the cost of this proxy solicitation?
A: The Company will pay all the costs of soliciting these proxies. We have retained Broadridge Financial Solutions to assist us in the distribution of proxy materials and solicitation of votes. We anticipate paying Broadridge Financial Solutions approximately $392,000 for such services, which includes estimated postage and other out-of-pocket expenses, plus other fees and expenses for other services related to this proxy solicitation such as the printing and review of proxy materials and our annual report, dissemination of broker search cards and solicitation of brokers and banks, and delivery of executed proxies. In addition to the distribution of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.
Q: Whom should I call if I have any questions?
A: If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement, the proxy card or voting instructions, you should contact:
Broadridge Financial Solutions
51 Mercedes Way, Edgewood, NY 11717
CIM Real Estate Finance Trust, Inc.
Call toll free: 1-833-218-4562

PROPOSAL 1
ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of five members of our board of directors. Those persons elected will serve as directors until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for election as directors:
•Richard S. Ressler
•T. Patrick Duncan
•W. Brian Kretzmer
•Jason Schreiber
•Howard A. Silver
Each of the nominees for director is a current member of our board of directors. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.
If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares “FOR” the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for election, the board of directors may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors. If a substitute is designated, proxies instructed to vote for the original nominee, or given no voting instructions, will vote for the substituted nominee.

INFORMATION ABOUT DIRECTORS AND OFFICERS
Board of Directors
In accordance with applicable law and our charter and bylaws, the business and affairs of the Company are managed under the direction of our board of directors.  Our board of directors currently consists of five directors, three of whom are independent directors. Our board of directors has formed four standing committees: the audit committee; the compensation committee; the nominating and corporate governance committee; and the investment risk management committee.
Director Nominees
Our board of directors, upon the recommendations of our nominating and corporate governance committee, has nominated each of the following individuals for election as a director to serve until our 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Each named nominee currently is a director of the Company, and Messrs. Duncan, Kretzmer, and Silver are independent directors.

Name	Age *	Position(s)
Richard S. Ressler	66	Chairman of the Board, Chief Executive Officer and President
T. Patrick Duncan	76	Independent Director
W. Brian Kretzmer	72	Independent Director
Jason Schreiber	45	Director
Howard A. Silver	70	Independent Director
___________________
* As of April 29, 2025.
Richard S. Ressler has served as our chief executive officer, president and a director since February 2018, and as the chairman of our board of directors since August 2018. He has served as the chairman of the investment risk management committee since April 2022 and served as a member of the nominating and corporate governance committee from August 2018 to March 2022. Mr. Ressler is the founder and president of Orchard Capital Corporation (“Orchard Capital”), a firm that provides consulting and advisory services to companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, L.P. (together with its controlled affiliates, “CIM”), a community-focused real estate and infrastructure owner, operator, lender and developer, and the indirect parent of our external manager, CIM Real Estate Finance Management, LLC (“CMFT Management” or our “manager”), Orchard First Source Asset Management Holdings, LLC (“OFSAM Holdings”), a holding company consisting of asset management businesses, including OFS Capital Management, LLC, a registered investment adviser focusing primarily on investments in middle-market loans and broadly syndicated loans, debt and equity positions in collateralized loan obligations (“CLOs”) and other structured credit investments and other registered investment advisers focusing primarily on investments in broadly syndicated loans, and OCV Management, LLC (“OCV”), an investor, owner and operator of technology companies. OFS Capital Management, LLC serves as a sub-advisor to our investment advisor, CIM Capital IC Management, LLC, for securities and certain other investments. Through his affiliation with CIM, Mr. Ressler has served as chairman of the board of Creative Media & Community Trust Corporation (f/k/a CIM Commercial Credit Corporation) (NASDAQ: CMCT) (“CMCT”), a publicly traded real estate investment trust (“REIT”) that owns, operates and develops premier multifamily and creative office assets in vibrant communities throughout the United States, since March 2014. He served as non-executive chairman of the board of Ziff Davis, Inc. (NASDAQ: ZD), formerly known as j2Global, Inc., from 1997 until May 2022, and as its chief executive officer from 1997 to 2000. He served as chief executive officer, president and director of CIM Income NAV, Inc. (“CINAV”) from February 2018, and as chairman of the board from August 2018, until CINAV’s merger with our company in December 2021. Mr. Ressler served as chief executive officer, president and director of Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”) from February 2018, and as chairman of the board from August 2018, until CCIT III’s merger with our company in December 2020. Mr. Ressler also served as director of Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”) from January 2019 until CCIT II’s merger with Peakstone Realty Trust (f/k/a Griffin Realty Trust, Inc.) (“GRT”) in March 2021. He served as a director of Cole Credit Property Trust V, Inc. (“CCPT V”) from January 2019 to October 2019.
Mr. Ressler co-founded CIM Group, L.P. in 1994 and serves as the executive chairman of CIM, and as an officer of various affiliates of CIM, including our manager. Mr. Ressler co-founded the predecessor of OFSAM Holdings in 2001 and chairs its executive committee. Mr. Ressler co-founded OCV in 2016 and chairs its executive committee. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as vice chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE: VGR) and served in various executive capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore LLP, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University. Mr. Ressler was selected to serve as a director because of his extensive real estate, business management and finance experience and expertise, in addition to his leadership roles at several public companies, all of which bring valuable insight to the board of directors.
T. Patrick Duncan has served as an independent director since September 2015, as a member of our nominating and corporate governance committee since August 2018, and as chairman of that committee since April 2022. He has served as a member of our compensation committee and our investment risk management committee since March 2022 and served as the chairman of the compensation committee from March 2022 until February 2024. He has also served as a member of our audit committee since February 2024. He previously served as the non-executive chairman of the board of directors from November 2015 until August 2018, as the chairman of the valuation, compensation and affiliate transactions committee from August 2018 until March 2022, and as a member of the audit committee from September 2015 until March 2022. Mr. Duncan also served as a member of the board of directors of CINAV from August 2013 until September 2015. For 27 years, Mr. Duncan served in various roles at USAA Real Estate Company (now named Affinius Capital), a private real estate investment company, most recently as its chief executive officer from January 2005 until he retired in May 2013. Mr. Duncan also served as vice chairman of the board of directors of USAA Real Estate Company and as a director of United Lender Services, a USAA company, from his retirement in May 2013 until December 2015. Prior to serving as chief executive officer, Mr. Duncan held the position of senior vice president, real estate operations with USAA Real Estate, with responsibilities that included the direction of all acquisitions, sales, co-investments, build-to-suits, land development capital markets, management and leasing of real estate. Before joining USAA Real Estate in 1986, Mr. Duncan was with Trammell Crow Company in Dallas, Texas with responsibilities as a financial partner of the firm and prior to that, Mr. Duncan was a manager with Deloitte & Touche, LLP. Mr. Duncan previously served on the boards of Meridian Industrial Trust, a former New York Stock Exchange-listed REIT, from 1994 to 1998, American Industrial Properties REIT, a former New York Stock Exchange-listed REIT, from 1996 to 2001, and Square Mile Capital Management, LLC, a diversified real estate investment firm, from 2012 to 2014. Mr. Duncan previously served on the board of the Texas Research and Technology Foundation and the Association of Foreign Investors in Real Estate (AFIRE). Mr. Duncan received a degree from the University of Arizona and is a Certified Public Accountant, Certified Commercial Investment Member, and held a Texas Real Estate Broker’s License. Mr. Duncan was selected to serve as a director because of his extensive experience as a real estate industry executive with executive investment, capital markets and financial expertise, all of which are expected to continue to bring valuable insight to the board of directors.
W. Brian Kretzmer has served as an independent director of our company since February 2018, as a member of our audit committee since August 2018, and as a member of our nominating and corporate governance committee and compensation committee since April 2022, serving as chairman of the compensation committee since February 2024. He served as a member of the valuation, compensation and affiliate transactions committee from August 2018 until it was dissolved in April 2022. Mr. Kretzmer has served as a director of Ziff Davis, Inc. (NASDAQ: ZD) since July 2007, and is a member of the Ziff Davis compensation committee and audit committee, which he previously chaired for eight years. Mr. Kretzmer currently operates his own consultancy practice and is an investor in several private firms where he serves in multiple capacities. From 1999 to 2006, Mr. Kretzmer was Chief Executive Officer of MAI Systems Corporation (which operated principally through its subsidiary, Hotel Information Systems), a provider of enterprise management solutions for lodging organizations. He also served as Chief Financial Officer of MAI Systems Corporation from 1993 to 1996 and 1999 to 2000. Mr. Kretzmer is a forty-year veteran in technology industries. He served as an independent director of CINAV from February 2018, and as a member of its audit committee and valuation, compensation and affiliate transactions committee from August 2018, until CINAV’s merger with our company in December 2021. He also served as an independent director of CCIT III from February 2018 until its merger with our company in December 2020. Mr. Kretzmer holds a B.A. from Montclair State University and an M.B.A. from Fairleigh Dickinson University. Mr. Kretzmer was selected to serve as a director because of his extensive operational and financial perspective and accounting expertise, in addition to his leadership roles at MAI Systems Corporation, all of which are expected to continue to bring valuable insight to the board of directors.
Jason Schreiber has served as a director of our company since April 2022. Mr. Schreiber has served as a Principal of CIM in its Investments department since May 2016, and as a member of its Investment Committee since

2016. From April 2014 to April 2016, Mr. Schreiber served as a 1st Vice President, Investments, at CIM. He also served at CIM from May 2010 to March 2014 as a Vice President, Investments, and from July 2007 to April 2010 as an Associate, Investments. Prior to joining CIM, Mr. Schreiber served from July 2001 to July 2005 as an Analyst at Goldman, Sachs & Co. Mr. Schreiber received a Master of Business Administration degree from Harvard Business School, and a Bachelor of Arts degree in Economics and the History of Art from Brown University. Mr. Schreiber was selected to serve as a director because of his extensive experience in real estate investments and transactions, which bring valuable insight to the board of directors.
Howard A. Silver has served as an independent director and a member of our audit committee since October 2019, and has served as the chairman of our audit committee since January 2022. He has also served as a member of our compensation committee and investment risk management committee since February 2024. He served as a member of the valuation, compensation and affiliate transactions committee from October 2019 until March 2022. From February 2021, until September 2023, he served as an independent director and chairman of the audit committee of Alpine Acquisition Corporation (NASDAQ: REVEU), a special purpose acquisition company. He also served as an independent director and chairman of the audit committee of CCIT III from July 2016, as well as a member of CCIT III’s valuation, compensation and affiliate transactions committee from August 2018, until its merger with our company in December 2020. From 1994 until 2007, Mr. Silver held various positions with Equity Inns, Inc., a publicly listed hospitality REIT on the New York Stock Exchange, including chief executive officer, president, chief financial officer, chief operating officer and secretary. Until the sale of Equity Inns to Whitehall Global Real Estate Funds in October 2007, Equity Inns was the largest hotel REIT focused on the upscale extended stay, all suite and midscale limited service segments of the hotel industry. From 1992 until 1994, Mr. Silver served as chief financial officer of Alabaster Originals, L.P., a fashion jewelry wholesaler. Prior to joining Alabaster Originals, Mr. Silver was employed by Ernst & Young LLP from 1987 to 1992 and by PricewaterhouseCoopers LLP from 1978 to 1985, both global accounting firms. From 2012 until the sale of the company in 2018, Mr. Silver served as a member of the board of directors and as lead independent director of Education Realty Trust, Inc. (NYSE: EDR), a publicly listed collegiate housing REIT. Mr. Silver has also served as a member of the board of directors and chairman of the audit committee of Jernigan Capital, Inc. (NYSE: JCAP), a publicly listed mortgage REIT focused on lending to self-storage facilities, since April 2015. From January 2014 until the sale of the company in January 2016, he served as a member of the board of directors and as chairman of the audit committee of Landmark Apartment Trust, Inc., a publicly registered, non-listed multifamily REIT, and, from its inception in 2004 through the sale of the company in November 2013, he served as a member of the board of directors and chairman of the audit committee of CapLease, Inc. (NYSE: LSE), a publicly listed net lease REIT. From 2004 until the sale of the company in May 2012, Mr. Silver also served as a member of the board of directors of Great Wolf Resorts, Inc. (NASDAQ: WOLF), a publicly listed family entertainment resort company. Mr. Silver graduated cum laude from the University of Memphis with a B.S. in Accountancy and has been a Certified Public Accountant since 1980. Mr. Silver was selected to serve as a director because of his extensive experience in the real estate industry and accounting, which is expected to continue to bring valuable insight to the board of directors.
Vote Required; Recommendation
The affirmative vote of a plurality of all the votes cast at a meeting of stockholders duly called at which a quorum is present is necessary for the election of a director. A properly executed proxy card, or instruction by telephone or over the Internet, with no instructions or indicating “FOR” a nominee will be considered a vote in favor of such nominee for election as director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “WITHHOLD” will be considered a vote against such nominee for election as director.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS

CORPORATE GOVERNANCE
Director Attendance at Board Meetings and Annual Stockholder Meeting
The board of directors held five meetings during the fiscal year ended December 31, 2024. All of our directors attended all of the meetings of the board of directors in 2024, including attending all of the meetings of the committees on which they serve. Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend. Four out of five of our directors attended the 2024 Annual Meeting of Stockholders.
Director Independence
Under the listing standards of either the New York Stock Exchange (the “NYSE”) or the NASDAQ Global Market (“NASDAQ”), upon a listing of our common stock, at least a majority of the Company’s directors would be required to qualify as “independent” as affirmatively determined by the board. Although our shares are not listed for trading on the NYSE or NASDAQ, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that Messrs. Duncan, Kretzmer and Silver, as well as Alicia K. Harrison, Calvin E. Hollis and Roger D. Snell, who served as independent directors until February 29, 2024, comprised a majority of our board of directors in 2024, and met the current independence and qualifications requirements of the NYSE and NASDAQ. Ms. Harrison and Messrs. Hollis and Snell resigned from our board of directors on February 29, 2024 in order to serve on the board of trustees of the Company’s subsidiary, CIM Commercial Lending REIT (“CLR”). Messrs. Duncan, Kretzmer and Silver, who currently serve as independent directors and comprise a majority of our current board of directors, meet the current independence and qualification requirements of the NYSE and NASDAQ.
Board Leadership Structure
Mr. Ressler serves as both the chairman of our board of directors and our chief executive officer. He is also the chair of the investment risk management committee. Mr. Duncan is the chair of the nominating and corporate governance committee, Mr. Kretzmer is the chair of the compensation committee, and Mr. Silver is the chair of the audit committee. The nominating and corporate governance committee, the compensation committee and the audit committee are comprised entirely of independent directors, and consider matters for which the oversight of our independent directors is key, including board membership and committee leadership, matters relating to the valuation of the Company’s common stock, and review and approval of transactions with affiliates.
Our board of directors has the authority to select the leadership structure it considers appropriate, considering many factors including the specific needs of our business and what is in the best interests of the Company. The board of directors has determined that the most effective board leadership structure for the Company at the present time is for the chief executive officer to also serve as chairman of the board of directors. The board of directors believes that, because the chief executive officer is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of board deliberations, the chief executive officer is the director best qualified to act as chairman of the board of directors.
The board of directors retains the authority to modify this structure to best address the Company’s unique circumstances, and to advance the best interests of all stockholders, as and when appropriate. The board of directors believes that the current board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company. With the assistance of the nominating and corporate governance committee, the board of directors will continue to monitor the corporate governance practices of the Company, including the leadership structure of its board of directors.
In addition, although we do not have a lead independent director, in light of the function and make-up of the nominating and corporate governance committee, the compensation committee and the audit committee, and for the reasons further set forth below, the board of directors believes that its current corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of and communication with our executive officers, as well as the officers and key personnel of our manager. Some of the relevant processes and other corporate governance practices include:
•A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full board of directors. In addition, related party transactions with CIM or any of its affiliates, including our manager, must be approved by the audit committee, which is comprised entirely of independent directors.
•Each of our directors is elected annually by our stockholders.
•The board of directors can terminate the Management Agreement (as defined below) without cause by providing 180 days’ advance written notice to the manager upon the affirmative vote of two-thirds (2/3) of the independent directors that (1) there has been unsatisfactory performance by the manager that is materially detrimental to the Company or (2) the management fees payable to the manager are not fair. If the Company terminates the Management Agreement without cause, the manager is entitled to receive a termination fee described in more detail under “Transactions with Related Persons, Promoters and Certain Control Persons” below. The Company also may terminate the Management Agreement upon the occurrence of a Cause Event (as defined in the Management Agreement), in which case no termination fee is required.
Board Committees
The standing committees of the board of directors include an audit committee, a compensation committee, a nominating and corporate governance committee, and an investment risk management committee. The audit committee, compensation committee, and nominating and corporate governance committee are each comprised solely of independent directors, and a majority of the members of the investment risk management committee are independent directors.
Audit Committee
The audit committee is currently comprised of Messrs. Duncan, Kretzmer and Silver, all of whom are independent directors. Mr. Silver serves as the chairperson of the audit committee. In 2024, from January 1, 2024 until February 29, 2024, the audit committee was comprised of Ms. Harrison and Messrs. Kretzmer and Silver, all of whom were independent, with Mr. Silver serving as the chairperson. The audit committee reports regularly to the full board. The audit committee meets on a regular basis at least four times annually, usually in conjunction with regular meetings of the board of directors, and met eight times during 2024. The audit committee’s primary responsibilities include (i) having direct responsibility for selecting an independent registered public accounting firm registered with the Public Company Accounting Oversight Board (“PCAOB”) to serve as our independent auditors and to audit our annual financial statements, (ii) reviewing with the independent registered public accounting firm the plans and results of the audit engagement, (iii) approving the audit and non-audit services provided by the independent registered public accounting firm, (iv) reviewing the independence of the independent registered public accounting firm, (v) considering the range of audit and non-audit fees, (vi) reviewing the adequacy of our internal accounting controls with the independent registered public accounting firm, (vii) reviewing any audit problems or difficulties with the independent auditors and resolving any disagreements between management and the independent auditors, (viii) reviewing all reports and other information that the independent auditors are required by law, rule or regulation to submit to the audit committee, (ix) based upon the review and discussion of the financial statements with the independent auditors, review and recommend to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC, review and discuss with management and the independent auditors the Company’s quarterly financial statements and each of the Company’s Quarterly Reports on Form 10-Q, review and discuss with management and the independent auditors significant financial reporting issues and judgement made in connection with the preparation of the financial statements, including any significant changes in the Company’s selection or application of accounting principles, and review disclosures made to the audit committee by the Company’s chief executive officer and chief financial officer about any significant deficiencies in the design or operation of disclosure controls and procedures or fraud involving management or other employees who have significant roles in the Company’s internal controls (x) assisting the board of directors in satisfying its obligations to determine and provide the fair value of assets of the Company and the determination of the net asset value (“NAV”) per share of the common stock of the Company to comply with all applicable SEC, state and Financial Industry Regulatory Authority (“FINRA”) requirements, (xi) reviewing and discussing with management Company policies with respect to financial risk assessment and management, including with respect to privacy and cyber security risks and the Company’s strategies to assess and mitigate such risks, and (xii) establishing and implementing policies and procedures for the audit committee’s review and approval or disapproval of proposed transactions or courses of dealing with respect to which executive officers or directors or members of their immediate families have an interest, including all transactions required to be disclosed by Item 404(a) of Regulation S-K.

Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The audit committee charter can be located on our sponsor’s website at https://www.cimgroup.com/investor-resources/cmft.
Although our shares are not listed for trading on any national securities exchange, all members of the audit committee meet the current independence and qualifications requirements of the NYSE and NASDAQ, as well as the applicable rules and regulations of the SEC. Each member of the audit committee has significant financial and/or accounting experience, and the board of directors has determined that Messrs. Duncan, Kretzmer and Silver satisfy the SEC’s requirements for an “audit committee financial expert” and have designated Messrs. Duncan, Kretzmer and Silver as our audit committee financial experts.
Compensation Committee
The compensation committee is currently comprised of Messrs. Duncan, Kretzmer and Silver, all of whom are independent directors. Mr. Kretzmer serves as the chairperson of the compensation committee. In 2024, from January 1, 2024 until February 29, 2024, the compensation committee was comprised of Messrs. Duncan, Hollis and Snell, all of whom were independent, with Mr. Duncan serving as the chairperson. The compensation committee met three times during 2024.
The primary focus of our compensation committee is to assist the board of directors in fulfilling its responsibilities with respect to officer and director compensation. The compensation committee assists the board of directors in this regard by: (i) to the extent the Company is responsible for paying the compensation and/or any other employee benefits of the chief executive officer, reviewing and approving our corporate goals with respect to compensation of the chief executive officer and determining the chief executive officer’s compensation; (ii) to the extent the Company is responsible for paying the compensation and/or any other employee benefits of the executive officers of the Company other than the chief executive officer, reviewing and approving compensation levels and benefit plans for such executive officers; (iii) recommending to the board of directors compensation for all non-employee directors, including board of directors and committee retainers, meeting fees and equity-based compensation; (iv) reviewing and approving all company benefit plans, incentive compensation plans, and equity-based plans; and (v) approving and issuing awards under such plans in accordance and consistent with any written guidelines and restrictions established by the board of directors. The compensation committee is also responsible for reviewing the performance of our manager in connection with any renewal period under the Management Agreement.
Our board of directors has adopted a charter for the compensation committee that sets forth its specific functions and responsibilities. The charter of the compensation committee is available on our sponsor’s website at https://www.cimgroup.com/investor-resources/cmft.
Although our shares are not listed for trading on any national securities exchange, all members of the compensation committee meet the current independence and qualifications requirements of the NYSE and NASDAQ, as well as the applicable rules and regulations of the SEC.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of two directors, Messrs. Duncan and Kretzmer, each of whom is independent. Mr. Duncan serves as the chairperson of the committee. The committee met two times during 2024.
The primary purpose of the nominating and corporate governance committee is to assist the board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance and board of directors and committee evaluations. The nominating and corporate governance committee assists the board of directors in this regard by: (1) from time to time, reviewing, assessing and making recommendations to the board of directors regarding the size, structure and composition of the board of directors and its committees; (2) establishing criteria for the selection of directors to serve on the board; (3) evaluating the qualifications of candidates for the board of directors, in light of the criteria approved by the board of directors, including candidates proposed by the Company’s management, directors or stockholders, and evaluating the independence of such possible candidates; (4) recommending prospective candidates to the board of directors for nomination by the board of directors at each annual meeting of the stockholders or any special meeting of the stockholders at which directors are to be elected, and for any vacancies or newly created directorships on the board of directors; (5) making recommendations to the board of directors regarding members to serve on committees of the board of directors, taking into account the experience and expertise of each individual director; (6) overseeing an annual evaluation of the board of directors; and (7) developing and recommending to the board of directors a set of corporate governance policies and principles, and periodically re-evaluating such policies and principles for the purpose of suggesting amendments to them if appropriate.
Our board of directors has adopted a charter for the nominating and corporate governance committee that sets forth its specific functions and responsibilities. The charter of the nominating and corporate governance committee is available on our sponsor’s website at https://www.cimgroup.com/investor-resources/cmft.
Although our shares are not listed for trading on any national securities exchange, all members of the nominating and corporate governance committee meet the current independence and qualifications requirements of the NYSE and NASDAQ, as well as the applicable rules and regulations of the SEC.
The nominating and corporate governance committee and the board of directors annually review the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in a variety of areas. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings.
Historically, our board of directors has solicited candidate recommendations from its own members and management of the Company. The Company has not employed and does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although we are not prohibited from doing so if we determine such action to be in the best interests of the Company. Our nominating and corporate governance committee and board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the time frame required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below for more information on procedures to be followed by our stockholders in submitting such recommendations. In evaluating the persons recommended as potential directors, our nominating and corporate governance committee and board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
In considering possible candidates for election as a director, the nominating and corporate governance committee and the board of directors are guided by the principles that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. Our nominating and corporate governance committee and board of directors may also consider an assessment of its diversity, including factors such as, but not limited to, age, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.
Our nominating and corporate governance committee recommended to the board of directors, and the board of directors nominated, each of the nominees for election as a director at the annual meeting.
Investment Risk Management Committee
The investment risk management committee is currently comprised of Messrs. Ressler, Duncan and Silver, of whom Messrs. Duncan and Silver are independent directors. Mr. Ressler serves as the chairperson of the committee. In 2024, from January 1, 2024 until February 29, 2024, the investment risk management committee was comprised of Messrs. Ressler, Duncan and Snell, of whom Messrs. Duncan and Snell were independent, and with Mr. Ressler serving as the chairperson. The investment risk management committee reviews and approves any proposed investments for which our investment guidelines (as in effect at such time) contemplate such review and approval by the board of directors or a duly authorized committee thereof. No such transactions were considered during 2024 that required the review and approval of the investment risk management committee, and therefore, this committee did not meet during the year ended 2024.
Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board of directors by mail at: Chairman of the Board of Directors of CIM Real Estate Finance Trust, Inc., c/o Corporate Secretary, 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016.
The chairman of the board of directors will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received.
The Board’s Role in Risk Oversight
The board of directors oversees our long-term health and the overall success of the Company and its financial strength.
The board of directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our investments and indebtedness, as well as its oversight of our Company’s executive officers and our manager. In particular, the board of directors is responsible for evaluating the performance of the manager, and may terminate the Management Agreement with our manager without cause by giving 180 days’ prior written notice upon the affirmative vote of two-thirds (2/3) of the independent directors that (1) there has been unsatisfactory performance by the manager that is materially detrimental to the Company or (2) the management fees payable to the manager are not fair. If the Company terminates the Management Agreement without cause, the manager is entitled to receive a termination fee described in more detail under “Transactions with Related Persons, Promoters and Certain Control Persons” below. The Company also may terminate the Management Agreement upon the occurrence of a Cause Event (as defined in the Management Agreement), in which case no termination fee is required.
In addition, the audit committee is responsible for assisting the board of directors in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. In addition, we have adopted policies and procedures with respect to complaints related to accounting, internal accounting controls or auditing matters, which enable anonymous and confidential submission of complaints that the audit committee shall discuss with management. Further, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.
Code of Business Conduct and Ethics
Our board of directors has adopted an Amended and Restated Code of Business Conduct and Ethics, which applies to all directors, officers and employees (if any) of the Company. The Amended and Restated Code of Business Conduct and Ethics contains general guidelines for conducting our business and is designed to help our officers, directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Amended and Restated Code of Business Conduct and Ethics is located on our sponsor’s website at https://www.cimgroup.com/investor-resources/cmft.
If, in the future, we amend, modify or waive a provision of the Amended and Restated Code of Business Conduct and Ethics, we may, rather than file a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.
Corporate Governance Guidelines
We have adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.

Insider Trading Policy

Our board of directors has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company's securities by directors, officers and employees of the Company or our manager that is designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Hedging or Pledging of Stock
All hedging and pledging of the Company’s securities are subject to the Company’s Amended and Restated Code of Business Conduct and Ethics and are required to be pre-approved pursuant to CIM’s insider trading policy, or in the case of our independent directors, the applicable CIM legal representative for the Company as defined in the Company’s Amended and Restated Code of Business Conduct and Ethics.
Compensation of Directors
Summary
Directors who are also officers or employees of CIM or its affiliates (currently Messrs. Ressler and Schreiber, and in 2024, from January 1 to February 29, 2024, Mr. Ressler, Mr. Schreiber, Avraham Shemesh and Emily Vande Krol) do not receive any special or additional remuneration for service on the board of directors or any of its committees. Each independent director receives compensation for service on the board of directors and any of its committees in accordance with the compensation program set forth below.
The compensation program for independent directors for the first three quarters of 2024 provided for an annual cash board membership retainer of $80,000, payable quarterly in arrears. The amount of the annual cash retainer was recommended to be increased to $100,000 annually, payable quarterly in arrears, by the compensation committee following the commissioning of and review of a benchmarking report on independent director compensation prepared by an independent compensation consultant engaged by the Company, and was approved by the board of directors in December 2024, beginning with the quarter ended December 31, 2024. Independent directors serving in the following roles are entitled to receive these additional cash retainers:
•Audit Committee Chair: $20,000;
•Audit Committee Members (other than the Audit Committee Chair): $10,000;
•Compensation Committee Chair and Nominating and Corporate Governance Committee Chair: $15,000; and
•Compensation Committee, Nominating and Corporate Governance Committee and Investment Risk Management Committee Members (other than the Compensation Committee Chair and the Nominating and Corporate Governance Committee Chair)1: $5,000

In addition, for the first three quarters of 2024, each independent director was entitled to an equity award of $80,000, payable in the form of restricted shares of common stock, to be issued on October 1 of each year (the “Award Date”) and vesting on the one-year anniversary of the Award Date, subject to the director’s continued service on the board of directors. In December 2024, upon the recommendation of the compensation committee, the board of directors approved an increase in the annual equity award amount to $100,000. A “True-up” award of $20,000 of restricted stock was subsequently issued to each independent director in January 2025 representing the difference between the $80,000 of restricted stock awarded on October 1, 2024 and $100,000. The awards are calculated based on the then-current NAV per share on the Award Date and issued pursuant to the Amended and Restated CIM Real Estate Finance Trust, Inc. 2022 Equity Incentive Plan (the “2022 Equity Plan”). Directors are entitled to receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
1 Mr. Ressler, the chairman of our board of directors and our chief executive officer, serves as the chairman of the investment risk management committee and receives no additional compensation for such service.

Director Compensation Table
The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2024:

Name(1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation ($)
T. Patrick Duncan	$120,000	$80,000	$—	$—	$200,000
Alicia K. Harrison	$15,000	$—	$—	$—	$15,000
W. Brian Kretzmer	$112,500	$80,000	$—	$—	$192,500
Howard A. Silver	$113,333	$80,000	$—	$—	$193,333
Calvin E. Hollis	$14,167	$—	$—	$—	$14,167
Jason Schreiber	$—	$—	$—	$—	$—
Emily Vande Krol	$—	$—	$—	$—	$—
Richard S. Ressler	$—	$—	$—	$—	$—
Avraham Shemesh	$—	$—	$—	$—	$—
Roger D. Snell	$15,000	$—	$—	$—	$15,000
___________________
(1)Messrs. Ressler, Schreiber and Shemesh and Ms. Vande Krol are or were not independent directors and did not receive compensation for their service on the board of directors.
(2)Mses. Harrison and Vande Krol and Messrs. Hollis, Shemesh and Snell served as directors in 2024 from January 1, 2024 until February 29, 2024.
(3)Represents the grant date fair value of the restricted shares of common stock issued pursuant to the 2022 Equity Plan, as applicable, for purposes of Accounting Standards Codification Topic 718, Compensation—Stock Compensation. Each of the independent directors received a grant of restricted shares of common stock in October 2024, which shares vest approximately one year from the date of grant. The grant date fair value of the restricted shares is based on the estimated NAV per share of the common stock on the grant date, which was $6.09.
Long Term Incentive Plan Awards to Independent Directors
On April 27, 2022, our board of directors approved the 2022 Equity Plan. The 2022 Equity Plan was approved by our stockholders on July 12, 2022.
In October 2024, the Company granted awards of approximately 13,136 restricted shares to each of the independent members of the board of directors (approximately 39,409 restricted shares in aggregate) under the 2022 Equity Plan, representing 25% of each independent director’s annual aggregate board compensation for the twelve month period beginning October 2024 (the “2024 Restricted Stock Awards”). The 2024 Restricted Stock Awards for Messrs. Duncan, Kretzmer and Silver will vest on October 1, 2025, approximately one year from the date of grant.
The total number of shares of Company common stock reserved and available for issuance under the 2022 Equity Plan at any time during the term of the 2022 Equity Plan shall be 250,000 shares.
Compensation Committee Interlocks and Insider Participation
The compensation committee currently consists of Messrs. Duncan, Kretzmer and Silver, all of whom are independent. In 2024, from January 1, 2024 until February 29, 2024, the compensation committee consisted of Messrs. Duncan, Hollis and Snell, all of whom were independent. We are externally managed and did not separately compensate our executive officers or non-independent directors in 2024.
During the fiscal year ended December 31, 2024, Nathan D. DeBacker served as an executive officer of CMCT, for which Messrs. Ressler and Shemesh serve as directors. Like us, CMCT has a compensation committee consisting of independent directors, and they did not separately compensate their executive officers.

Executive Officers
In addition to Richard S. Ressler, the following individual currently serves as an executive officer of the Company:
Nathan D. DeBacker, age 45, has served as our chief financial officer and treasurer since August 2016 and has served as principal accounting officer since April 2022. Mr. DeBacker has been managing director of finance & accounting at CIM since March 2021. From February 2018 to March 2021, he served as senior vice president of finance & accounting at CIM. Since April 2023, Mr. DeBacker has also served as the chief accounting officer of CIM Opportunity Zone Fund, L.P. He served as chief financial officer of CMCT and CIM Real Assets & Credit Fund, a continuously-offered closed-ended interval fund managed by affiliates of CIM that seeks to invest in a mix of institutional-quality real estate and credit assets, from March 2019 until August 2022. Mr. DeBacker served as chief financial officer and treasurer of CCIT II from February 2018 until CCIT II’s merger with GRT in March 2021. He also served as chief financial officer and treasurer of CCPT V and CCIT III from August 2016 until CCPT V’s and CCIT III’s respective mergers with our company in December 2020, and chief financial officer and treasurer of CINAV from April 2016 until CINAV’s merger with our company in December 2021. Mr. DeBacker also serves as an officer of various affiliates of CIM including as vice president of CMFT Management. He served as the chief financial officer of CCO Capital, CIM’s FINRA registered broker-dealer, from February 2018 to December 2020. From August 2016 to February 2018, Mr. DeBacker served as senior vice president and chief financial officer, Cole REITs, of VEREIT, Inc. (“VEREIT”). Mr. DeBacker was the principal at CFO Financial Services, LLC, a certified public accounting firm that provided accounting, payroll, tax, forecasting and planning, business valuation and investment advisory services to individuals and business organizations, from May 2014 until August 2016. Mr. DeBacker was also registered as an investment adviser representative with Archer Investment Corporation, an investment advisory firm that partners with accountants and CPAs to provide investment management solutions for their clients, from November 2015 until August 2016. From December 2005 until May 2014, Mr. DeBacker worked at Cole Capital, the predecessor to CCO Group, LLC (“CCO Group”), and, following the merger with VEREIT, most recently served as vice president of real estate planning and analysis. From 2002 until 2005, Mr. DeBacker worked as an auditor for the independent public accounting firm of Ernst & Young LLP. Mr. DeBacker earned his Bachelor of Science degree in Accounting from the University of Arizona and is a Certified Public Accountant in Arizona.
Each of our executive officers has stated that there is no arrangement or understanding of any kind between him and any other person relating to his appointment as an executive officer of our Company. We are also not aware of any family relationships among any of the directors or executive officers of the Company.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
The following table sets forth information as of April 24, 2025 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors and director nominees, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 437,359,550 shares of common stock outstanding as of April 24, 2025, which were held by approximately 73,665 stockholders of record.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage
Richard S. Ressler(3)	20,000	*
T. Patrick Duncan(4)	60,808	*
Jason Schreiber	21,417	*
W. Brian Kretzmer(5)	113,392	*
Howard A. Silver(6)	67,076	*
Nathan D. DeBacker	9,245	*
All executive officers and directors as a group (6 persons)	291,938	*
___________________

*	Represents less than 1% of the outstanding common stock.
(1)	The address of each beneficial owner listed is c/o CIM Real Estate Finance Trust, Inc., 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following April 25, 2025.

(3)
The reported shares are owned directly by CMFT Management. Mr. Ressler may be deemed to beneficially own the shares owned by CMFT Management because of his position with CIM, which is the sole common equity member of CCO Group, which owns and controls CMFT Management. Mr. Ressler disclaims beneficial ownership of the reported securities except to the extent of his indirect pecuniary interest therein, and nothing herein shall be deemed an admission that Mr. Ressler is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(4)	Includes 16,420.36 restricted shares of common stock issued under the 2022 Equity Plan in connection with Mr. Duncan’s service as a member of the board of directors.
(5)	Includes 16,910.95 restricted shares of common stock issued under the 2022 Equity Plan in connection with Mr. Kretzmer’s service as a member of the board of directors.
(6)	Includes 16,420.36 restricted shares of common stock issued under the 2022 Equity Plan in connection with Mr. Silver’s service as a member of the board of directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or our Named Executive Officers, for our fiscal year ended December 31, 2024. Prior to our fiscal year ended December 31, 2024, we did not have, and our board of directors did not consider, a compensation program for our executive officers and we did not include a Compensation Committee Report or a Compensation Discussion and Analysis in prior year proxy statements. In January 2024, our compensation committee approved and adopted the Company’s 2024 Manager Equity Incentive Plan (the “Manager Equity Plan”), and we began granting equity-based awards under the Manager Equity Plan to certain eligible officers of the Company. Accordingly, this Compensation Discussion and Analysis and the accompanying compensation tables reflect compensation paid by the Company to our Named Executive Officers beginning with the fiscal year ended December 31, 2024.
Our Named Executive Officers for fiscal year 2024 were Richard S. Ressler, our Chief Executive Officer and President, and Nathan D. DeBacker, our Chief Financial Officer, Principal Accounting Officer and Treasurer. Mr. Ressler and Mr. DeBacker are our only executive officers, as such term is defined in the Exchange Act.
Overview of Compensation Program and Philosophy
Our executive officers are employed by affiliates of CIM. Except with respect to the equity-based awards to Mr. DeBacker described below, we do not pay, award or provide executive officers any compensation or benefits, and we have no compensation agreements with our executive officers. Additionally, except with respect to the equity-based awards to Mr. DeBacker described below, we do not determine the form and amount of compensation and benefits awarded to our executive officers for their services to us. Instead, our manager or its affiliates have discretion to determine the form and level of cash compensation and other benefits paid to and earned by our executive officers for their services to us. Our manager or its affiliates also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. We, in turn, pay our manager management fees and, pursuant to the Management Agreement, reimburse our manager for the allocable cost per employee (determined consistent with the general practices of our manager) of our Chief Financial Officer based on the percentage of time devoted by him to the affairs of the Company (excluding any bonus specifically attributable to any other fund managed by affiliates of the manager). For additional information regarding the fees paid to our manager, see the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.
Role of Compensation Committee
Currently our executive officers do not receive any cash compensation from us for serving as executive officers. Accordingly, our compensation committee does not currently make any recommendations regarding the base salaries and target bonus levels of our Named Executive Officers. Our compensation committee reviewed and approved the equity-based awards made by us in 2024 to Mr. DeBacker based upon the recommendation of our manager. Mr. DeBacker did not participate in any deliberations or recommendations with respect to the form or amount of his executive officer compensation.
Role of Compensation Consultants
The compensation committee engaged Ferguson Partners Consulting, L.P. (“FPC”) as its independent compensation consultant to assist the compensation committee in developing and evaluating the framework for issuing long-term equity-based awards to our named executive officers and manager. At the time of FPC’s engagement, the compensation committee reviewed FPC’s independence and determined that FPC’s work for the compensation committee did not raise any conflict of interest pursuant to the SEC rules.
Equity-Based Compensation
We have adopted the Manager Equity Plan, under which we may award equity-based compensation to our Named Executive Officers deemed eligible to participate in the Manager Equity Plan and/or our manager (which will in turn transfer such incentives to the employees, advisors, or consultants of our manager and its affiliates, other than eligible Named Executive Officers of the Company, who provide services to our manager or its affiliates in support of the Company and its subsidiaries). These awards are designed to promote the interests of the Company by attracting and retaining such recipients and providing such recipients an incentive to work to increase the value of the Company’s common stock and a stake in the future of the Company.

Our compensation committee may, from time to time, grant our Named Executive Officers deemed eligible to participate in the Manager Equity Plan non-qualified stock options, restricted stock awards, restricted stock unit (“RSU”) awards, and stock appreciation right awards, and dividend equivalents. These equity awards are designed to promote the retention of management and achievement of strong performance for the Company, and are generally subject to vesting requirements over a number of years of continuous service, which is generally defined in the applicable award agreement as a period of (i) continuous employment by the award recipient with CIM or an affiliate of CIM and (ii) continuous performance of services by our manager as our external manager pursuant to the Management Agreement (or any other affiliate of CIM that succeeds our manager as our external manager). These awards provide a further benefit to the Company by enabling our manager to attract, motivate and retain talented individuals to perform services to the Company.
On January 9, 2024, Mr. DeBacker was granted an award of 55,467.512 RSUs, which vest in three equal annual installments, subject to Mr. DeBacker’s continuous service, beginning on December 15, 2024. On November 12, 2024, Mr. DeBacker was granted an award of 28,735.63 additional RSUs, which vest in three equal annual installments, subject to Mr. DeBacker’s continuous service, beginning on June 30, 2025. Each RSU represents a contingent right to receive one share of the Company’s common stock, payable 50% in the Company’s common stock and 50% in the cash value thereof. Mr. DeBacker is also entitled to dividend equivalents equal to the value of any dividends that would have been paid to Mr. DeBacker if one share of the Company’s common stock had been issued on the award date for each unvested RSU granted to Mr. DeBacker. Such dividend equivalents are distributed in cash, without interest, on the vesting date of the corresponding RSU. In granting such awards to Mr. DeBacker, and determining the appropriate size and vesting schedule of such awards, our compensation committee reviewed the recommendation of our manager, considered the financial performance of the Company during the prior fiscal year, current market conditions, Mr. DeBacker’s performance and the desire to align Mr. DeBacker’s interests with those of the Company and our stockholders.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis in this proxy statement with management. Based on that review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectively submitted by the Compensation Committee of the Board of Directors:
W. Brian Kretzmer (Chairperson)
T. Patrick Duncan
Howard A. Silver
The preceding “Compensation Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.
Summary Compensation Table
The following table sets forth information with respect to compensation earned by our Named Executive Officers for the fiscal year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard S. Ressler, Chief Executive Officer and President	2024	—	—	—	—	—	—	—	—
Nathan D. DeBacker, Chief Financial Officer, Principal Accounting Officer and Treasurer (2)(3)	2024	104,600	110,660	525,000	—	—	—	35,181	775,441
___________________
(1)Represents the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation (“ASC 718”).

Represents RSUs granted in 2024 under the Manager Equity Plan, payable 50% in the Company's common stock and 50% in the cash value there.
(2)Amounts in the “Salary,” “Bonus” and “All Other Compensation” columns represent the compensation expense reimbursed by the Company to the manager, including annual base salary and bonus, that was allocable under the Management Agreement based on the percentage of time Mr. DeBacker spent managing our affairs in his capacity as our Chief Financial Officer, Principal Accounting Officer and Treasurer. The amount in the “All Other Compensation” column includes our allocable share of expenses associated with taxes and benefits incurred by Mr. DeBacker.
(3)Includes amounts allocable under the CLR Management Agreement (as defined below) of $68,902.
Grants of Plan Based Awards in 2024
The following table sets forth information with respect to equity awards granted to our Named Executive Officers during the year ended December 31, 2024.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Richard S. Ressler	—	—	—
Nathan D. DeBacker	1/9/2024	55,467.512	350,000(3)
	11/12/2024	28,735.63	175,000(4)
___________________
(1)Represents RSUs granted in 2024 under the Manager Equity Plan, payable 50% in the Company’s common stock and 50% in the cash value thereof.
(2)Represents the grant date fair value of the awards computed in accordance with FASB ASC 718.
(3)The grant date fair value is calculated using the estimated NAV per share of the Company’s common stock on the date of grant. The estimated NAV per share of the Company’s common stock on January 9, 2024, the grant date of Mr. DeBacker’s RSUs, was $6.31.
(4)The grant date fair value is calculated using the estimated NAV per share of the Company’s common stock on the date of grant. The estimated NAV per share of the Company’s common stock on November 12, 2024, the grant date of Mr. DeBacker’s RSUs, was $6.09.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to outstanding equity awards held by our Named Executive Officers as of December 31, 2024.

Name	Stock Awards
	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
Richard S. Ressler	—	—
Nathan D. DeBacker	65,713.971 (3)	400,198.08
___________________
(1)Represents RSUs that had not vested as of December 31, 2024.
(2)Amounts reported are based on the estimated NAV per share of the Company’s common stock as of December 31, 2024, of $6.09.
(3)Represents the remaining 36,978.341 RSUs granted to Mr. DeBacker on January 9, 2024, which will vest in equal installments on December 15, 2025 and December 15, 2026, and the 28,735.63 RSUs granted to Mr. DeBacker on November 12, 2024, which will vest in three equal annual installments beginning on June 30, 2025.

Option Exercises and Stock Vested in 2024

Name	Stock Awards
	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($) (2)
Richard S. Ressler	—	—
Nathan D. DeBacker	18,489.171 (3)	112,599.05
___________________
(1)Equity awards that vested during the fiscal year ended December 31, 2024 consist of RSUs previously granted by the Company pursuant to the Manager Equity Plan.
(2)The value realized on vesting is based on the estimated NAV per share of the Company’s common stock as of the vesting date, of $6.09.
(3)Represents RSUs originally granted to Mr. DeBacker on January 9, 2024 that vested on December 15, 2024, 50% of which were paid in shares of the Company’s common stock, and 50% of which were paid in the cash value thereof.
Pay Ratio Disclosure
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. public companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees and our executive officers are employed by affiliates of CIM.
Potential Payments Upon Termination Or Change In Control
Except as otherwise provided in an award agreement, if a change of control occurs, and if the agreements effectuating the change of control do not provide for the assumption or substitution of all RSUs granted under the Manager Equity Plan, with respect to any RSU granted under the Manager Equity Plan that is not so assumed or substituted (a “Non-Assumed RSU”), our compensation committee, in its complete and absolute discretion, may, with respect to any such Non-Assumed RSUs, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the compensation committee occurring within the 25 day period ending on the date of the change of control, but only if such action remains contingent upon the effectuation of the change of control) (such date referred to as the “Action Effective Date”):
•Accelerate in whole or in part the vesting of such Non-Assumed RSU on or before a specified Action Effective Date; and/or
•Unilaterally cancel all or any portion of any such Non-Assumed RSU which has not vested as of a specified Action Effective Date (regardless of whether such Non-Assumed RSU has any intrinsic value); and/or
•Unilaterally cancel all or any portion of such Non-Assumed RSU as of a specified Action Effective Date and notify the holder of such Non-Assumed RSU of such action, but only if the fair market value of the Company’s shares of common stock that were subject to all or the portion of such Non-Assumed RSU being cancelled determined as of the Action Effective Date (taking into account vesting) is zero.
The award agreements governing the RSUs granted to Mr. DeBacker state that upon the consummation of a change of control, all unvested RSUs shall fully vest as of such date. The value of unvested RSUs held by Mr. DeBacker as of December 31, 2024 is set forth above in the Outstanding Equity Awards at Fiscal-Year End table.

Pay Versus Performance
The following table presents the Company’s pay versus performance disclosure as required by the SEC.

Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (3)	Value of Initial Fixed $100 Investment Based On: (4)		Company Reported Net Loss Attributable to the Company ($ in thousands)	Cash Flows From Operating Activities ($ in thousands)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2024	—	—	775,441	763,238	N/A	N/A	(292,301)	161,246
___________________
(1)Our principal executive officer (“PEO”) for the year ended December 31, 2024 was Richard S. Ressler, our Chairman of the Board, Chief Executive Officer and President. Our non-PEO Named Executive Officer for the year ended December 31, 2024 was Nathan D. DeBacker, our Chief Financial Officer, Principal Accounting Officer and Treasurer.
(2)Represents the total compensation reported in the Summary Compensation Table for Mr. DeBacker.
(3)Represents the compensation actually paid to Mr. DeBacker. To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table. A reconciliation of the adjustments for Mr. DeBacker is set forth following the footnotes to this table.
(4)There was no public market for the Company’s common stock, and, thus, no total shareholder return value can be calculated for the Company as of December 31, 2024.
Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($)	Minus Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)	Plus Fair Value at Fiscal Year- End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(1)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(2)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During the Fiscal Year ($)	Minus Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Year that Failed to Meet Applicable Conditions During Fiscal Year ($)

Add Dollar Value of any Dividends or Other Earnings Paid on Stock or Option Awards in the Covered Fiscal Year Prior to the Vesting Date that are not Otherwise Included in the Total Compensation for the Covered Fiscal Year ($)
									Equals Compensation Actually Paid ($)
Mr. DeBacker
2024	775,441	(525,000)	400,198	—	112,599	—	—	—	763,238
___________________
(1)Represents the fair market value at December 31, 2024 of the remaining 36,978.341 RSUs granted to Mr. DeBacker on January 9, 2024, and the 28,735.63 RSUs granted to Mr. DeBacker on November 12, 2024, based on the estimated NAV per share of the Company’s common stock as of December 31, 2024, of $6.09.
(2)Represents the fair value at December 15, 2024, the vesting date of 18,489.171 RSUs originally granted to Mr. DeBacker on January 9, 2024, based on the estimated NAV per share of the Company’s common stock as of December 15, 2024, of $6.09.
Relationship Between Pay and Performance
We are required to describe the relationship between compensation actually paid (as calculated in accordance with SEC disclosure rules) to Mr. DeBacker, the only Named Executive Officer who received compensation from the Company in 2024, and various Company financial performance measures. As noted above, prior to our fiscal year ended December 31,

2024, we did not have a compensation program for our executive officers. This limits our narrative description regarding the relationships of Mr. DeBacker’s pay to our performance measures. We expect to further expand our narrative descriptions regarding the relationship regarding pay and performance measures in future years.
During the year ended December 31, 2024, compensation actually paid to Mr. DeBacker was $763,238, compared to net loss attributable to the Company of $292.3 million and cash flows from operating activities of $161.2 million
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the Named Executive Officers
For the purposes of Rule 402(v) of Regulation S-K, we have identified the following performance measures, which our compensation committee considered, among others, when making executive compensation decisions for performance year 2024, in response to the tabular disclosure requirement pursuant to 402(v)(6) of Regulation S-K.
•Net Income (Loss) Attributable to the Company
•Cash Flows Provided by Operating Activities
•Net Debt Leverage Ratio
As noted above, however, the compensation committee does not currently evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) of Regulation S-K as part of its executive compensation determinations; accordingly, the compensation committee does not actually use any financial or non-financial performance measure to specifically link executive compensation “actually paid” to Company performance.

EQUITY COMPENSATION PLAN INFORMATION
On April 27, 2022, we adopted the 2022 Equity Plan, and on January 9, 2024, we adopted the Manager Equity Plan. The 2022 Equity Plan was approved by the Company’s stockholders at the 2022 Annual Meeting of Stockholders held on July 12, 2022, and the Manager Equity Plan was approved by the Company’s stockholders at the 2024 Annual Meeting of Stockholders held on July 11, 2024. The maximum number of shares of Company common stock reserved and available for issuance under the 2022 Equity Plan is 250,000, and the maximum number of shares of Company common stock reserved and available for issuance under the Manager Equity Plan is 12,000,000. The following table provides information regarding the 2022 Equity Plan and the Manager Equity Plan as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	2,611,361.83(1)	—	8,700,525.65(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,611,361.83	—	8,700,525.65
___________________
(1)Reflects unvested RSUs issued pursuant to the Manager Equity Plan. Each RSU represents a contingent right to receive one share of our common stock, payable 50% in common stock and 50% in the cash value thereof. The number set forth in the table above represents the maximum number of shares of common stock potentially issuable upon vesting.
(2)Includes 71,000 shares reserved for issuance under the 2022 Equity Plan and 8,629,525.65 shares reserved for issuance under the Manager Equity Plan.

PROPOSAL 2
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
General Information
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our Named Executive Officers, as disclosed in this proxy statement in accordance with the SEC’s rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay” vote.
As described under “Executive Compensation — Compensation Discussion and Analysis” and “Transactions with Related Persons, Promoters and Certain Control Persons” elsewhere in this proxy statement, we are externally managed and advised by our manager pursuant to the Management Agreement. Our Named Executive Officers for the year ended December 31, 2024 are employed by affiliates of CIM, and we have no employees. Except with respect to the equity-based awards described elsewhere in this proxy statement, we do not pay, award or provide our Named Executive Officers any compensation or benefits, and we have no compensation agreements with our Named Executive Officers. Additionally, except with respect to the equity-based awards described elsewhere in this proxy statement, we do not determine the form and amount of compensation and benefits awarded to our Named Executive Officers for their services to us. Instead, our manager or its affiliates have discretion to determine the form and level of cash compensation and other benefits paid to and earned by our Named Executive Officers for their services to us. Our manager or its affiliates also determine whether and to what extent our Named Executive Officers will be provided with pension, deferred compensation and other employee benefits plans and programs. We, in turn, pay our manager the management fees described in more detail in the “Transactions with Related Persons, Promoters and Certain Control Persons” section of this proxy statement, and, pursuant to the Management Agreement, reimburse our manager for the allocable cost per employee of our Chief Financial Officer based on the percentage of time devoted by him to the affairs of the Company (excluding any bonus specifically attributable to any other fund managed by affiliates of our manager).
While we do not intend to pay any cash compensation to our Named Executive Officers, we have granted, and intend to continue to grant, certain of our Named Executive Officers equity-based awards pursuant to the Manager Equity Plan, which we believe promotes the interests of the Company by providing those Named Executive Officers and our manager with an incentive to work to increase the value of the Company’s common stock and a stake in the future of the Company.
Say on Pay Vote Mechanics
We are asking our stockholders to provide advisory (non-binding) approval of the compensation paid to our Named Executive Officers for the year ended December 31, 2024, as described in the “Executive Compensation – Compensation Discussion and Analysis” section and the compensation tables and narrative disclosures of this proxy statement.
This advisory (non-binding) vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as described in this proxy statement.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast on such proposal, if a quorum is present. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Our board of directors recommends a vote FOR the say-on-pay proposal, as stated by the following resolution:
“RESOLVED, that CIM Real Estate Finance Trust, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our board of directors or our compensation committee. Our board of directors and the compensation committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

PROPOSAL 3
RECOMMENDATION, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF THE VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
General Information
In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, we are requesting our stockholders vote, on an advisory (non-binding) basis, on how frequently they would like to cast an advisory vote on the compensation of our Named Executive Officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation annually, every two years or every three years.
Our board of directors believes that conducting an advisory “say-on-pay” vote annually is the most appropriate for the Company. This frequency will continue to enable stockholders to annually express their views on our executive compensation program in a timely manner, based on the most recent information presented in our proxy statement. An annual advisory vote on executive compensation helps ensure ongoing stockholder communication with our compensation committee and our board of directors on executive compensation and corporate governance matters.
The vote on the frequency of the executive compensation vote is advisory, and therefore not binding on the Company, our board of directors or our compensation committee. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote on the frequency of the executive compensation vote for either of annually, every two years or every three years, our board of directors will consider our stockholders’ concerns in making its determination regarding the frequency of the executive compensation vote.
With respect to the non-binding, advisory proposal on the frequency of holding future stockholder advisory votes on the compensation of our Named Executive Officers, you may vote for “One Year,” “Two Years” or “Three Years” or mark your proxy “Abstain.”
Vote Required
The affirmative vote of at least a majority of the votes cast at the annual meeting is required for the selection, on a non-binding, advisory basis, of the frequency with which non-binding, advisory votes on the compensation of the Company’s Named Executive Officers will be held. However, if none of the frequency alternatives (“One Year,” “Two Years” or “Three Years”) receive a majority of the votes cast, we will consider the frequency with the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. The persons named in the accompanying proxy intend to vote proxies received by them in favor of “One Year” unless a choice of “Two Years,” “Three Years” or “Abstain” is specified. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Our board of directors recommends a vote to hold an advisory (non-binding) vote to determine the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers on an annual basis by selecting “ONE YEAR” as your choice.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Relationship with Independent Registered Public Accounting Firm
The audit committee has engaged Deloitte as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2025. Deloitte has served as our independent registered public accounting firm since our formation in July 2010. Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee may reconsider whether or not to retain Deloitte in the future. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.
Audit and Non-Audit Fees
During the year ended December 31, 2024, Deloitte served as our independent registered public accounting firm and provided certain tax and other services. The audit committee reviewed the audit and non-audit services performed by Deloitte, as well as the fees charged by Deloitte for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte. The aggregate fees billed to us for professional accounting services, including the audit of the Company’s annual financial statements by Deloitte for the years ended December 31, 2024 and 2023 are set forth in the table below.

	Year Ended December 31,
Type of Service	2024	2023
Audit fees (1)	$1,665,250	$1,456,000
Audit-related fees	—	—
Tax fees (2)	297,998	83,246
All other fees	—	—
Total	$1,963,248	$1,539,246
___________________

(1)	Represents fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Deloitte in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, audits of acquired properties or businesses, property audits required by loan agreements, and statutory audits for our subsidiaries or affiliates.
(2)	Represents fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.
Pre-Approval Policies and Procedures
The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.

All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts, require specific pre-approval by the audit committee prior to engagement of the independent auditors. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairman of the audit committee in accordance with this policy, are to be disclosed to the full audit committee at the next regularly scheduled meeting.
All services rendered by Deloitte for the years ended December 31, 2024 and December 31, 2023 were pre-approved in accordance with the policies and procedures described above.
A representative of Deloitte is expected to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Auditor Independence
The audit committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.
Vote Required; Recommendation
The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

AUDIT COMMITTEE REPORT
Our management has the primary responsibility for the accounting and financial reporting process of CIM Real Estate Finance Trust, Inc., a Maryland corporation (the “Company”), including the system of internal control over financial reporting, and the preparation of the Company’s financial statements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In this context, the responsibility of the audit committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.
In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte the Company’s 2024 audited financial statements, and management and Deloitte represented to the audit committee that such audited financial statements were prepared in accordance with GAAP.
The audit committee also reviewed and discussed with Deloitte the matters required to be discussed by applicable requirements of the PCAOB and the Securities and Exchange Commission (the “SEC”). In addition, the audit committee received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and discussed with Deloitte its independence.
The audit committee discussed with Deloitte the overall scope and plans for the audit. The audit committee meets periodically with Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
Based on these reviews and discussions, the audit committee recommended to the board of directors that the 2024 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

The Audit Committee of the Board of Directors: Howard A. Silver (Chairman) T. Patrick Duncan W. Brian Kretzmer

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Management and Investment Advisory Agreements; Sub-Advisory Arrangements
We are party to the second amended and restated management agreement with CMFT Management dated March 22, 2023 (the “Management Agreement”) whereby CMFT Management manages our day-to-day operations and identifies and makes investments on our behalf. In return, we pay to CMFT Management a management fee (the “Management Fee”), payable quarterly in arrears, equal to the greater of (a) $250,000 per annum ($62,500 per quarter) and (b) 1.50% per annum (0.375% per quarter) of the Company’s Equity (as defined in the Management Agreement). Management fees for the year ended December 31, 2024 totaled $39.3 million. We also reimburse CMFT Management for expenses incurred in connection with the provision of services pursuant to the Management Agreement. Such expense reimbursements for the year ended December 31, 2024 totaled $12.0 million.
Our manager is also entitled to receive Incentive Compensation (as defined in the Management Agreement), payable with respect to each quarter, which is generally equal to the excess of (a) the product of (i) 20% and (ii) the excess of (A) Core Earnings (as defined in the Management Agreement) of the Company for the previous 12-month period, over (B) the product of (1) the Company’s Consolidated Equity (as defined in the Management Agreement) in the previous 12-month period, and (2) 7% per annum, over (b) the sum of any Incentive Compensation paid to our manager with respect to the first three calendar quarters of such previous 12-month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No Incentive Compensation was payable during the year ended December 31, 2024.
Our Management Agreement had an initial three year term that expired on August 20, 2022, and renews automatically each year thereafter for an additional one-year period unless the Company terminates without cause by providing 180 days’ advance written notice to the manager after the affirmative vote of 2/3 of the Company’s independent directors that there has been unsatisfactory performance by the Manager that is materially detrimental to the Company and its subsidiaries or the Management Fee and Incentive Compensation payable to CMFT Management is not fair. The Company may also terminate the Management Agreement by providing 30 days’ advance written notice to the manager of an occurrence of a cause event, as defined in the Management Agreement. If the Management Agreement is terminated without cause, the manager is entitled to receive a termination fee equal to three times the sum of (a) the average annual Management Fee and (b) the average annual Incentive Compensation during the 24-month period prior to the termination.
On December 6, 2019, our wholly owned subsidiary, CMFT Securities Investments, LLC (“CMFT Securities”), entered into an investment advisory and management agreement (the “Investment Advisory and Management Agreement”) with CIM Capital IC Management, LLC, a Delaware limited liability company (the “Investment Advisor”). CMFT Securities was formed for the purpose of holding any securities investments made by the Company. The Investment Advisor, a wholly-owned subsidiary of CIM, is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Pursuant to the Investment Advisory and Management Agreement, the Investment Advisor will manage the day-to-day business affairs of CMFT Securities and its investments in corporate credit and real estate-related securities (collectively, the “Managed Assets”), subject to the supervision of the board of directors.
Pursuant to the Investment Advisory and Management Agreement, our Investment Advisor shall receive an investment advisory fee (the “Investment Advisory Fee”), payable quarterly in arrears, equal to 1.50% per annum (0.375% per quarter) of CMFT Securities’ Equity (as defined in the Investment Advisory and Management Agreement). Because the securities and corporate credit assets that are managed by our Investment Advisor are excluded from the calculation of Management Fees payable by the Company to our manager under the Management Agreement, the total management and advisory fees payable by us to our external advisors are not increased as a result of entering into the Investment Advisory and Management Agreement. In addition, the Investment Advisor is eligible to receive incentive compensation, as described below. In the event that Incentive Compensation is earned and payable with respect to any quarter under the Management Agreement, our manager will calculate the portion of the Incentive Compensation that was attributable to the assets managed by our Investment Advisor and payable to the Investment Advisor (the “Securities Manager Incentive Compensation”). Pursuant to the Investment Advisory and Management Agreement, CMFT Securities will reimburse the Investment Advisor for costs and expenses incurred by the Investment Advisor on its behalf. During the year ended December 31, 2024, $8.2 million in Investment Advisory Fees were paid and $1.2 million in costs and expenses were reimbursed to the Investment Advisor.
The Investment Advisory and Management Agreement had an initial three year term that expired on December 6, 2022, and renews automatically each year for an additional one-year period unless CMFT Securities terminates without cause by providing 180 days’ advance written notice to the Investment Advisor after the affirmative vote of 2/3 of our independent directors that there has been unsatisfactory performance by the Investment Advisor that is materially detrimental to the Company and its subsidiaries or the Investment Advisory Fee and Securities Manager Incentive Compensation fee payable to CMFT Management is not fair. The Company may also terminate the Investment Advisory and Management Agreement by providing 30 days’ advance written notice to the manager of an occurrence of a cause event, as defined in the Management Agreement. If the Investment Advisory and Management Agreement is terminated without cause by CMFT Securities, the Investment Advisor is entitled to receive a termination fee equal to three times the sum of (a) the average annual Investment Advisory Fee and (b) the average annual Securities Manager Incentive Compensation during the 24-month period prior to the termination. CMFT Securities is not required to pay the termination fee if the Investment Advisor terminates the Investment Advisory and Management Agreement, or if the Investment Advisory and Management Agreement is terminated for cause.
On December 6, 2019, the Investment Advisor entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with OFS Capital Management, LLC, a Delaware limited liability company (the “Sub-Advisor”), to act as an investment sub-advisor to CMFT Securities. The Sub-Advisor is registered as an investment adviser under the Advisers Act and is an affiliate of the Investment Advisor. The Sub-Advisor is responsible for providing investment management services with respect to the corporate credit-related securities and certain other assets held by CMFT Securities. On a quarterly basis, the Investment Advisor will designate 50% of the sum of the Investment Advisory Fee and Securities Manager Incentive Compensation payable to the Investment Advisor, as described above, as sub-advisory fees (“Sub-Advisory Fees”). The Sub-Advisory Fees are paid ratably, as determined pursuant to the Sub-Advisory Agreement, to the Sub-Advisor and any other sub-advisers, if any, that provide services to CMFT Securities. Either party may terminate the Sub-Advisory Agreement with 30 days’ prior written notice to the other party.
The Company’s subsidiary, CLR, entered into a separate management agreement (“CLR Management Agreement”) with CMFT Management on February 29, 2024 (“CLR Effective Date”) for the day-to-day management of CLR and its non-securities assets, pursuant to which CLR will pay CMFT Management a base management fee, payable in arrears, equal to 1.25% of CLR’s net asset value per share (or 0.90% of its net asset value per share for its founder share classes), plus a performance fee that is, subject to certain adjustment in the calculation for the measurement periods applicable to core earnings during the first four calendar quarters, generally equal to the excess of (A) the product of (I) 10% and (II) the excess of (y) CLR’s core earnings for the previous 12-month period, over (z) the product of (i) CLR’s average adjusted capital, and (ii) a hurdle rate of 6.5% (7.25% for its founder share classes, each considered on an annualized basis, over (B) the sum of any performance fee paid to CMFT Management or the Investment Advisor with respect to the first three calendar quarters of such previous 12-month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No performance fee shall be payable by CLR to CMFT Management or the Investment Advisor with respect to any calendar quarter unless CLR’s core earnings for the 12 most recently completed calendar months (or such lesser number of completed calendar quarters following the CLR Effective Date) in the aggregate is greater than zero. Once CLR’s core earnings exceed the hurdle rate, CMFT Management is entitled to a “catch-up” fee equal to the amount of core earnings in excess of the hurdle rate, until CLR’s core earnings for the applicable period equal 7.224% (8.0576% for CLR’s founder share classes, each considered on an annualized basis of CLR’s average adjusted capital. Thereafter, CMFT Management is entitled to receive 10% of CLR’s core earnings.
CLR Securities Investments, LLC (“CLR Securities”), a wholly owned subsidiary of CLR, has an investment advisory and management agreement dated February 29, 2024 (the “CLR Investment Advisory and Management Agreement”) with the Investment Advisor pursuant to which the Investment Advisor manages the day-to-day business affairs of CLR Securities and its investments in real estate-related securities (collectively, the “CLR Managed Assets”), subject to the supervision of the CLR board of trustees. In connection with the services provided by the Investment Advisor, CLR Securities pays the Investment Advisor an investment advisory fee (the “CLR Investment Advisory Fee”), payable quarterly in arrears, equal to the proportion of the base management fee and performance fee calculated pursuant to the CLR Management Agreement that is attributable to the CLR Managed Assets. Because the CLR Managed Assets are excluded from the calculation of management fees payable by CLR to CMFT Management pursuant to the Management Agreement, the total management and advisory fees payable by CLR to its external advisors are not increased as a result of the CLR Investment Advisory and Management Agreement.
The CLR Management Agreement and CLR Investment Advisory and Management Agreement (together, the “CLR Advisory Agreements”) each have an initial three-year term and shall be deemed renewed automatically each year thereafter for an additional one-year period unless CLR provides 180 days’ written notice of termination of a CLR Advisory Agreement after the affirmative vote of CLR’s independent trustees. If either CLR Advisory

Agreement is terminated without cause, CMFT Management and/or the Investment Advisor, as applicable, shall receive a termination fee pursuant to the terminated CLR Advisory Agreement equal to three times the sum of (a) the average annual management fee and (b) the average annual incentive compensation incurred under the terminated CLR Advisory Agreement during the 24-month period prior to the termination. During the year ended December 31, 2024, $2.2 million in Investment Advisory Fees were paid by CLR and $263,000 in costs and expenses were reimbursed to the Investment Advisor by CLR.
The Company and CMFT Management have entered into an agreement whereby, (i) for so long as CMFT Management is the external manager of the Company and an affiliate of CIM Group, the Company’s management fee payable to CMFT Management will be reduced by the Company’s proportional share, based on its ownership of CLR, of the base management fee and performance fee payable to CMFT Management by CLR, and (ii) if the Management Agreement and either or both of the CLR Advisory Agreements are simultaneously terminated without cause, the termination fee payable by the Company to the CMFT Manager or the Investment Advisor, as applicable, under the applicable CLR Advisory Agreement shall be reduced by the Company’s proportional share, based on its ownership of CLR, of the termination fee payable to CMFT Management or the Investment Advisor, by CLR under the applicable CLR Advisory Agreement, such that, in each case, the Company will not pay more fees than would otherwise be payable under its Management Agreement or Investment Advisory and Management Agreement, as applicable.
The Investment Advisor has engaged the Sub-Advisor to act as an investment sub-advisor with respect to the assets held by CLR Securities. The Sub-Advisor principally provides investment management services with respect to the real estate related securities held by CLR Securities and its subsidiaries. On a quarterly basis, the Investment Advisor designates 50% of the sum of the CLR Investment Advisory Fee and incentive compensation attributable to the assets for which the Sub-Advisor has provided investment management services payable to the Investment Advisor as sub-advisory fees. The Sub-Advisory Agreement may be terminated by either party with 30 days’ advance written notice to the other party.
Richard S. Ressler, our chief executive officer and president and the chairman of our board of directors, and Mr. DeBacker, our chief financial officer, principal accounting officer and treasurer, are officers of CMFT Management. Mr. Ressler is also the co-founder and principal owner of the Sub-Advisor.
Development Management Agreements
On January 7, 2021, we completed foreclosure proceedings to take control of the assets which previously secured our mezzanine loans, including 75 condominium units and 21 rental units across four buildings in New York. Upon foreclosure, and with the approval of our valuation, compensation and affiliate transactions committee, CIM NY Management, LLC, an affiliate of CMFT Management, entered into a Development Management Agreement with our indirect wholly owned subsidiaries that own each of the four buildings (the “Building Owners”), wherein CIM NY Management, LLC will act as project manager in overseeing the development and construction of property improvements in accordance with each respective Development Management Agreement (the “Development Services”). In consideration for the Development Services, CIM NY Management, LLC will receive a development management fee from the Building Owners equal to 4% of the aggregate gross project costs expended during the term of the Development Management Agreement, subject to the conditions in each respective Development Management Agreement. Additionally, CIM NY Management, LLC is reimbursed by the Building Owners for expenses incurred in connection with the Development Services, including services provided that are incidental to but not part of the Development Services. The Development Management Agreement shall remain in effect until the project completion date, and is terminable by either party with fifteen days prior notice to the other party, with or without cause. During the year ended December 31, 2024, the Company recorded $722,000 in development management fees.
Additionally, on January 9, 2025, the Company took control of an office building in McLean, Virginia, through a deed-in-lieu of foreclosure, which previously secured one of its first mortgage loans. Upon taking control of the asset, and with the approval of our board of directors, CIM Management, Inc. (“CIM Management”), an affiliate of the Company’s manager, CMFT Management, entered into a Property Management and Services Agreement with the indirect wholly owned subsidiaries of the Company that own the office building (the “Office Building Owners”), wherein CIM Management will act as a property manager and property co-manager, as applicable, in overseeing the property’s day to day operations and as project manager in overseeing the development and construction of property improvements in accordance with the Property Management and Services Agreement (the “Management and Development Services”). In consideration for the Management and Development Services, CIM Management will receive a property management fee from the Office Building Owners equal to 1.5% of the operating receipts, as defined in the Property Management and Services Agreement, received by the Office Building

Owners from operating the property, subject to the conditions set forth in the Property Management and Services Agreement. Additionally in consideration for the Management and Development Services, CIM Management will receive a development management fee from the Building Owners equal to 4% of the aggregate gross project costs expended during the term of the Development Management Agreement, subject to the conditions set forth in the Development Management Agreement. Additionally, CIM Management is reimbursed by the Office Building Owners for expenses incurred in connection with the Management and Development Services, including services provided that are incidental to but not part of the Management and Development Services. The Property Management and Services Agreement shall remain in effect until the Office Building Owners sell all or substantially all of the property, and is terminable by either party with fifteen days prior notice to the other party, with or without cause.
Investments with Affiliates of the Manager
In September 2021, the Company co-invested $68.4 million in preferred units and $138.8 million in a first mortgage loan to a third-party for the purchase of a multi-family, office and retail building in Fort Lauderdale, Florida with CIM Real Assets & Credit Fund, a fund that is advised by affiliates of CMFT Management (“CIM RACR”). The Company redeemed its investment in the preferred units during the year ended December 31, 2022 in exchange for an investment in a first mortgage loan. As of December 31, 2024, $199.9 million of the first mortgage loan was outstanding.
In October 2021, the Company invested in a $130.0 million first mortgage loan, with an initial advance of $119.0 million, to a third-party, the proceeds of which were used to finance the acquisition of a property from a fund that is advised by an affiliate of CMFT Management. As of December 31, 2024, $98.0 million of the first mortgage loan was outstanding.
In November 2021, the Company entered into an unconsolidated joint venture (the “MT-FT JV”) with CMMT Holdings, LLC, a fund that is advised by an affiliate of CMFT Management, for the purposes of investing in the Newpoint JV, LLC (“NewPoint JV”). As of December 31, 2024, the Company owned approximately 50% of the equity interests of the MT-FT JV and has committed to fund capital to the MT-FT JV up to $212.5 million, of which $178.6 million has been funded, net of $59.7 million returned to the Company that can be called back by NewPoint JV through CIM NP JV Holdings, LLC as a capital call on a future date.
In December 2021, the Company invested in a $155.0 million first mortgage loan, with an initial advance of $154.0 million, to a third-party, the proceeds of which were used to finance the acquisition of a property from a fund that is advised by an affiliate of CMFT Management. As of December 31, 2024, $154.0 million of the first mortgage loan was outstanding.
In April 2022, the Company invested in a $147.0 million first mortgage loan, with an initial advance of $143.0 million, to a third-party, which was previously funded by a fund that is advised by an affiliate of CMFT Management. As of December 31, 2024, $143.9 million of the first mortgage loan was outstanding.
During the year ended December 31, 2022, the Company and CIM RACR co-invested $75.9 million and $14.7 million, respectively, in five corporate senior loans to a third party. During the year ended December 31, 2023, the Company and CIM RACR co-invested $105.8 million and $16.4 million, respectively, in nine corporate senior loans to a third party. As of December 31, 2024, $145.5 million of the corporate senior loans was outstanding. The Sub-Advisor provided investment management services related to these corporate senior loans pursuant to the Sub-Advisory Agreement.
In August 2024, CMFT Corporate Credit Securities, LLC, an indirect wholly-owned, bankruptcy-remote subsidiary of the Company, entered into a master participation agreement (the “Master Participation Agreement”) with OFSI BSL XIV CLO, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands to sell a portion of the Company’s portfolio of liquid corporate senior loans. The collateral manager for OFSI BSL XIV CLO, Ltd. is OFS CLO Management II, LLC, an affiliate of the Sub-Advisor. During the year ended December 31, 2024, the sale of 185 liquid corporate senior loans closed pursuant to the Master Participation Agreement, with an aggregate principal balance of $265.4 million, resulting in net proceeds of $259.7 million after closing costs and a loss of $2.9 million. The liquid corporate senior loans served as the initial positions for the formation of a CLO, in which the Company subsequently invested $27.6 million in a CLO subordinated note.

Certain Conflict Resolution Procedures
In order to reduce or eliminate certain potential conflicts of interest, we have certain agreements, policies and procedures in place relating to transactions we may enter into with our sponsor, our manager, any of our directors or any of their respective affiliates and the allocation of investment opportunities among other real estate programs sponsored by CIM. Conflict resolution provisions that are in the Management Agreement or in policies adopted by our board of directors include, among others, the following:

•	We will not purchase any asset from, or sell any asset to, our manager or its affiliates unless such transaction is on terms no less favorable to the Company than could have been obtained on an arm’s length basis from an unrelated party and has been approved in advance by a majority of independent directors.

•	Our audit committee has developed procedures whereby it reviews and approves or disapproves related party transactions, including those required to be disclosed pursuant to Item 404(a) of Regulations S-K. In addition, the Management Agreement provides that the board of directors will be kept informed on a periodic basis of transactions that present certain conflicts, such as co-investments and certain other similar transactions as set forth in the Management Agreement, due to the nature of CIM’s regular business activities and its management of other funds and investment programs.

•	Our property acquisitions, commercial real estate loan investments and certain other investments are allocated among us and the other programs sponsored by CIM pursuant to an asset allocation policy. Pursuant to the policy, in the event that an investment opportunity becomes available that may be suitable for both us or one or more of the other programs sponsored by CIM, and for which more than one of such entities has sufficient uninvested funds, an allocation committee, which is comprised entirely of employees of CIM (the “Allocation Committee”), will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment guidelines and/or restrictions if any, set forth in the CIM program’s governing documents;

•	the CIM program’s risk and return profile;

•	the CIM program’s available capital for investment;

•	the aggregate capital committed to the CIM program; and

•	the age/vintage of the CIM program’s account or fund, and the remaining term of the investment period, if any;

•	whether the investment opportunity is contiguous or proximate to an existing investment;

•	whether the investment opportunity is being made in conjunction with the strategic expansion plans of an existing investment;

•	whether the investment opportunity is being pursued with a sponsor/partner that is also a sponsor/partner in an existing investment;

•	whether there are economic ties/relationships between the investment opportunity and an existing investment; and
•	whether the size and/or product type of the investment opportunity enhances existing diversification within a CIM program’s portfolio.

If, in the judgment of the Allocation Committee, the investment opportunity may be equally appropriate for more than one program, a strict rotation system will be employed whereby such CIM programs will be listed on a rotation schedule in the order of their inception dates from the latest to the earliest inception dates. The CIM program with the most recent inception date will be the first to be offered the relevant investment opportunity.

If a CIM program forgoes an investment opportunity or subsequently relinquishes or abandons the opportunity after accepting, the opportunity will then be offered in the order that the remaining CIM programs are listed on the rotation schedule. Our board of directors has a duty to ensure that the method used for the allocation of investment opportunities suitable for the Company and other CIM programs is applied fairly to us.
Investment opportunities sourced and managed by the Sub-Advisor are allocated pursuant to the allocation policies of the Sub-Advisor.

STOCKHOLDER PROPOSALS
Any proposals by stockholders for inclusion in proxy solicitation material for the 2026 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2026 Annual Meeting of Stockholders, must be received by our secretary, Laura Eichelsderfer, at our offices no later than December 31, 2025, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2026 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2026 proxy materials, our bylaws currently require that the stockholder give advance written notice to our secretary, Laura Eichelsderfer, at our offices no earlier than December 1, 2025 and no later than 5:00 p.m., Mountain Time, on December 31, 2025. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.
In addition to satisfying the additional requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 18, 2026.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2025 Annual Meeting of Stockholders other than the matters referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.
The Company’s 2024 annual report to stockholders, filed with the SEC, is posted on our sponsor’s website at www.cimgroup.com/shareholder-information/cmft-corporate-governance. You may also obtain our other SEC filings and certain other information concerning the Company through the Internet at www.sec.gov and www.cimgroup.com/shareholder-information/cmft-corporate-governance. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report or Notice and Access Card are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. Each stockholder of record will continue to have access to a separate proxy card. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are company stockholders will be “householding” our proxy materials and annual reports or Notice and Access Cards as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report or Notice and Access Card, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:
CIM Real Estate Finance Trust, Inc.
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
Attention: Secretary
(602) 778-8700
We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

By Order of the Board of Directors

Laura Eichelsderfer
Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

CIM

CIM REAL ESTATE FINANCE TRUST, INC.
2398 E. CAMELBACK RD.
4TH FLOOR
PHOENIX, AZ 85016

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CMFT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74486-P30068 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CIM REAL ESTATE FINANCE TRUST, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Withhold
1a. Richard S. Ressler	☐	☐
1b. T. Patrick Duncan	☐	☐
1c. W. Brian Kretzmer	☐	☐
1d. Jason Schreiber	☐	☐
1e. Howard A. Silver	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. The recommendation, on a non-binding advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V74487-P30068

CIM Real Estate Finance Trust, Inc.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, July 17, 2025 at 10:30 a.m. Pacific Time
The 2025 Annual Meeting of Stockholders of the Company to be held as a virtual meeting via a live webcast at www.virtualshareholdermeeting.com/CMFT2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nathan D. DeBacker and Laura Eichelsderfer (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to attend the 2025 Annual Meeting of Stockholders of CIM Real Estate Finance Trust, Inc. on behalf and in the name of the undersigned and to vote all the shares of common stock of CIM Real Estate Finance Trust, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH RECOMMENDATION, IN THE DISCRETION OF THE NAMED PROXIES. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote the shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE